Deloitte &
Touche LLP
50 Fremont Street                        Telephone (415) 247-4000
San Francisco, California 94105-2230     Facsimile: (415) 247-4329



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 31, 1998.



     /s/ DELOITTE & TOUCHE LLP



     San Francisco, California
     November 30, 1998




Deloitte Touche
Tohmatsi
International